UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2006

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2006, the Compensation Committee of Zhone Technologies, Inc. (“Zhone”), which is composed entirely of independent directors, declared a discretionary cash bonus in the amount of $435,000 payable to Zhone’s Chief Executive Officer, Morteza Ejabat. In light of the recent successful achievement of business goals and other factors, including the individual performance of Mr. Ejabat relative to Zhone’s key strategic objectives, Mr. Ejabat’s role in the sale of Zhone’s non-strategic patents, and Mr. Ejabat’s role in expanding Zhone’s customer base, the Compensation Committee determined that a cash bonus was consistent with its objective to attract, retain and motivate Zhone’s Chief Executive Officer.

Item 8.01	Other Events.

On June 29, 2006, Zhone’s Chief Executive Officer, Morteza Ejabat, made a charitable donation of 100,000 shares of Zhone common stock personally owned by him to The California State University, Northridge Foundation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2006	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

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